Exhibit 10.45

EXECUTION COPY

DATED

SUPERPORT LIMITED

as Chargor

in favour of

DB TRUSTEES (HONG KONG) LIMITED

as Security Agent

HOLDCO DEBENTURE

2

33.	Notices	36

34.	Counterparts	36

35.	Governing Law	36

36.	Jurisdiction	36

Schedule 1 FORM OF NOTICE OF ASSIGNMENT OF INSURANCE		38

Schedule 2 FORM OF NOTICE OF CHARGE OF ACCOUNTS		42

Schedule 3 PARTICULARS OF THE SHARES		45

Schedule 4 FORM OF SHARE TRANSFER		46

Schedule 5 FORM OF ACKNOWLEDGMENT FROM NOMINEE		47

Schedule 6 FORM OF LETTER OF RESIGNATION		49

Schedule 7 FORM OF WRITTEN RESOLUTIONS		50

Schedule 8 FORM OF LETTER OF UNDERTAKING AND AUTHORISATION		52

3

THIS DEBENTURE is made on

BY

(1)                            SUPERPORT LIMITED, a BVI Business Company incorporated in the British Virgin Islands (the “Chargor”) in favour of

(2)                            DB TRUSTEES (HONG KONG) LIMITED as security trustee for the Secured Parties on the terms and conditions set out in the Security Trust Deed (the “Security Agent”, which expression shall include its successors, assigns and transferees).

NOW THIS DEBENTURE WITNESSES as follows:

1.                                 DEFINITIONS AND INTERPRETATION

1.1                           Definitions

Unless otherwise defined in this Debenture or unless the context otherwise requires, terms and expressions defined in or construed for the purposes of the Security Trust Deed shall bear the same meanings when used herein.  In addition:

“Account” means any account (including, without limitation, any subdivision or sub-account thereof) opened or maintained by the Chargor with any bank, financial institution or other person (and any replacement, renewal and/or re-designation thereof), the debt or debts represented thereby together with (in each case) all Related Rights.

“Charged Property” means all the assets and/or undertaking of the Chargor which from time to time are the subject of the security created or expressed to be created in favour of the Security Agent by or pursuant to this Debenture.

“Collateral Rights” means all rights, powers and remedies of the Security Agent provided by or pursuant to this Debenture or by law.

“Company” means International Petroleum Services Corporation Limited, a limited liability company incorporated under the laws of Hong Kong, with registered number 1165755;

“Facility Agreement” means the facility agreement dated 8 January 2010 made between, among others, Tianjin New Highland Science and Technology Development Co., Ltd. as borrower, the Chargor, the Company, Deutsche Bank AG, Hong Kong Branch as arranger, calculation agent and facility agent and DB Trustees (Hong Kong) Limited as security agent, as amended and restated by an amendment agreement dated                                made between, among others, Tianjin New Highland Science and Technology Development Co., Ltd. as borrower and Deutsche Bank AG, Hong Kong Branch as facility agent.

“Fixed Charge Property” has the meaning ascribed thereto in Clause 7.2 (No Disposal of Interests).

“Insurance Policy” means any policy of insurance in which the Chargor may from time to time have an interest.

“Intellectual Property” means any patents, trade marks, service marks, designs, business names, copyrights, design rights, moral rights, inventions, confidential information, knowhow and other intellectual property rights and interests, whether registered or unregistered, the benefit of all applications and rights to use such assets and all Related Rights.

“Investments” means:

(a)                                      any stocks, shares, debentures, securities and/or other investments;

(b)                                     all interests in collective investment schemes;

(c)                                      all warrants, options and/or other rights to subscribe for or acquire any Investments; and/or

(d)                                     all other Equity Interests in any person,

(in each case) whether held directly by or to the order of the Chargor or by any trustee, nominee, fiduciary or clearance system on its behalf (including, without limitation, the Shares) and all Related Rights (including without limitation all rights against any such trustee, nominee, fiduciary or clearance system).

“Monetary Claims” means any book and/or other debts and/or monetary claims owing to the Chargor and any proceeds thereof (including without limitation any claims or sums of money deriving from or in relation to any Intellectual Property, any Investment, the proceeds of any Insurance Policy, any court order or judgment, any other contract or agreement to which the Chargor is a party and any other assets, property, rights or undertaking of the Chargor).

“Real Property” means:

(a)                                      any real or immovable property (whether freehold, leasehold or otherwise); and/or

(b)                                     any buildings, fixtures, fittings, fixed plant or machinery from time to time situated on or forming part of such real or immovable property,

and includes all Related Rights.

“Receiver” means a receiver or receiver and manager or an administrative receiver of the whole or any part of the Charged Property and that term will include any appointee made under a joint and/or several appointment.

“Related Rights” means, in relation to any asset:

(a)                                      the proceeds of sale of any part of that asset;

(b)                                     all rights under any licence, agreement for sale, lease or other disposal in respect of that asset;

(c)                                      all rights, powers, benefits, claims, contracts, warranties, remedies, Security, guarantees, indemnities and/or covenants for title in respect of that asset;

(d)                                     any moneys and proceeds paid or payable in respect of that asset; and/or

(e)                                      (in the case where such asset comprises any share, equity interest or other security) all dividends, distributions, interest and monies payable in respect thereof and any rights, assets, shares and/or securities deriving therefrom or accruing thereto whether by way of redemption, bonus, preference, option, substitution, conversion or otherwise.

“Secured Obligations” has the meaning given to it in the Security Trust Deed.

“Security Trust Deed” means the security trust deed dated                             between, among others, Tianjin New Highland Science and Technology Development Co., Ltd., Deutsche Bank AG, Hong Kong Branch as Facility Agent and DB Trustees (Hong Kong) Limited as Security Agent.

“Shares” means all of the shares in the share capital of the Company held by, to the order or on behalf of the Chargor at any time, including without limitation those set out in Schedule 3 (Particulars of the Shares).

“Tangible Moveable Property” means any plant, machinery, office equipment, computers, vehicles and other chattels (excluding any for the time being forming part of the Chargor’s stock in trade or work in progress) and all Related Rights.

1.2                           Construction

In this Debenture:

1.2.1                            the rules of construction set out in clauses 1.3 (Construction) of the Security Trust Deed shall apply to this Debenture mutatis mutandis;

1.2.2                            any reference to the Chargor, the Facility Agent, the Security Agent or any or all of the Secured Parties shall be construed so as to include its or their (and any subsequent) successors and any permitted assigns and transferees in accordance with their respective interests;

1.2.3                            any reference to the Security Trust Deed or any other agreement or instrument shall be a reference to the Security Trust Deed or that other agreement or instrument as amended or novated from time to time; and

1.2.4                            save where the context otherwise requires, references in this Debenture to any Clause or Schedule shall be to a clause or schedule contained in this Debenture.

1.3                           Designation

This is the Holdco Debenture as defined in the Security Trust Deed.

2.                                 PAYMENT OF SECURED OBLIGATIONS

2.1                           Covenant to Pay

The Chargor covenants with the Security Agent that it shall pay, discharge and satisfy each of the Secured Obligations on their due date in accordance with their respective terms provided that neither such covenant nor the Security constituted by this Debenture shall extend to or include any liability or sum which would, but for this proviso, cause such covenant or Security to be unlawful or prohibited by any applicable law.

2.2                           Interest on Demands

If the Chargor fails to pay any sum on the due date for payment of that sum the Chargor shall pay interest on such sum (before and after any judgment and to the extent interest at a default rate is not otherwise being paid on such sum) from the date of demand until the date of payment of such sum in full by the Chargor, calculated on a daily basis at the rate determined in accordance with the provisions of clause 9.3 (Default Interest) of the Facility Agreement (for such purpose only, in the form subsisting as at the date of this Debenture).

3.                                 FIXED CHARGES, ASSIGNMENTS AND FLOATING CHARGE

3.1                           Fixed Charges

The Chargor hereby charges as beneficial owner with full title guarantee in favour of the Security Agent as trustee for the Secured Parties, as security for the payment and discharge of the Secured Obligations, by way of first fixed charge (which so far as it relates to land in Hong Kong shall be and take effect as a charge by way of legal charge to the extent that the Chargor’s interest therein constitutes a legal estate) all the Chargor’s right, title and interest from time to time in and to each of the following assets:

3.1.1                            the Real Property;

3.1.2                            the Tangible Moveable Property;

3.1.3                            the Accounts;

3.1.4                            any and all goodwill of the Chargor and rights in relation to the uncalled capital of the Chargor;

3.1.5                            the Intellectual Property;

3.1.6                            the Investments and all Related Rights (excluding any equity interest in any entity established in the PRC but including, to the extent permitted under applicable PRC laws and regulations, Related Rights relating to such equity interest); and

3.1.7                            all Monetary Claims and all Related Rights other than those which are otherwise subject to a valid assignment (at law or in equity) pursuant to this Debenture.

3.2                           Assignments

The Chargor hereby assigns and agrees to assign absolutely as beneficial owner with full title guarantee to the Security Agent as trustee for the Secured Parties as security for the payment and discharge of the Secured Obligations, by way of security with first ranking priority, all the Chargor’s right, title and interest from time to time in and to the Insurance Policies and all Monetary Claims and Related Rights in relation thereto.

3.3                           Floating Charge

3.3.1                            The Chargor hereby charges as beneficial owner with full title guarantee in favour of the Security Agent as trustee for the Secured Parties, as security for the payment and discharge of the Secured Obligations, by way of first floating charge, all present and future assets and undertaking of the Chargor.

3.3.2                            The floating charge created by Clause 3.3.1 above shall be deferred in point of priority to all fixed Security (whether by way of charge or assignment) validly and effectively created by the Chargor under the Transaction Finance Documents in favour of the Security Agent as trustee for the Secured Parties as security for the Secured Obligations.

4.                                 CRYSTALLISATION OF FLOATING CHARGE

4.1                           Crystallisation:  By Notice

The Security Agent may at any time by notice in writing to the Chargor convert any floating charge created under this Debenture with immediate effect into a fixed charge as regards any property or assets specified in the notice if:

4.1.1                            an Event of Default has occurred and is continuing; or

4.1.2                            the Security Agent considers that any of the Charged Property may be in jeopardy or in danger of being seized or sold pursuant to any form of legal process; or

4.1.3                            the Security Agent considers that it is desirable in order to protect the priority of the Security constituted by this Debenture.

4.2                           Crystallisation:  Automatic

Notwithstanding Clause 4.1 (Crystallisation:  By Notice) and without prejudice to any law which may have a similar effect, any floating charge created by this Debenture will automatically be converted (without notice) with immediate effect into a fixed charge as regards all the assets subject to the floating charge if:

4.2.1                            the Chargor creates or attempts to create any Security (other than Security that is permitted under this Debenture and that is permitted under the Facility Agreement), over any of the Charged Property; or

4.2.2                            any person levies or attempts to levy any distress, execution or other process against any of the Charged Property; or

4.2.3                            a petition is presented for the compulsory winding-up of the Chargor; or

4.2.4                            a meeting is convened for the passing of a resolution for the voluntary winding-up of the Chargor; or

4.2.5                            an application is presented or made for a warrant of execution, writ of fieri facias, garnishee order or charging order in respect of any of the assets of the Chargor; or

4.2.6                            a resolution is passed or an order is made for the winding-up, dissolution, administration or re-organisation of the Chargor; or

4.2.7                            any event occurs under the laws of any jurisdiction having a similar or analogous effect to any of those events referred to in sub-clauses 4.2.3 to 4.2.6.

5.                                 PERFECTION OF SECURITY

5.1                           Perfection

5.1.1                            The Chargor shall:

(a)                     immediately after the execution of this Debenture, instruct its registered agent to create and maintain a Register of Charges for the Chargor in accordance with Section 162 of the Business Companies Act 2004 of the British Virgin Islands (the “Register of Charges”) and to enter particulars of the security interests created pursuant to this Debenture in the Register of Charges, and the Chargor shall instruct its registered agent to effect registration of this Debenture at the Registry of Corporate Affairs pursuant to Section 163 of the Business Companies Act 2004 of the British Virgin Islands; and

(b)                    immediately after becoming available, deliver or procure to be delivered to the Security Agent the certificate of registration of charge issued by the Registry of Corporate Affairs and the filed and stamped copy of the Register of Charges.

5.1.2                            If at any time after the date of this Debenture, the Chargor applies to have itself registered as a non-Hong Kong company under Part XI of the Companies Ordinance (Cap. 32), it shall forthwith notify the Security Agent.  Without prejudice to the foregoing, upon its being registered as a non-Hong Kong company under Part XI of the Companies Ordinance (Cap. 32), it shall (a) forthwith notify the Security Agent and provide the Security Agent with the details of such registration and (b) promptly (and in any case within five weeks after the date of such registration) take all steps to comply with the requirements under section 91(5) of the Companies Ordinance (Cap. 32) in respect of this Debenture and the security created hereby.

5.2                           Notices of Assignment

The Chargor shall deliver to the Security Agent (or procure the delivery to the Security Agent of):

5.2.1                            (in respect of each Insurance Policy subsisting at the date of this Debenture) on or prior to the Initial Utilisation Date:

(a)                     a notice of assignment to the insurer(s) under such Insurance Policy substantially in the form of Schedule 1 (Form Of Notice Of Assignment Of Insurance) (or otherwise in form and substance satisfactory to the Security Agent) duly executed by, or on behalf of, the Chargor and each other insured party under such Insurance Policy; and

(b)                    an acknowledgment to such notice of assignment, duly executed by or behalf of each such insurer, in the form of the acknowledgment attached to such notice of assignment;

5.2.2                            (in respect of each Insurance Policy effected or coming into existence after the date of this Debenture) forthwith upon the effecting or coming to existence of such Insurance Policy:

(a)                     a notice of assignment to the insurer(s) under such Insurance Policy substantially in the form of Schedule 1 (Form Of Notice Of Assignment Of Insurance) (or otherwise in form and substance satisfactory to the Security Agent) duly executed by, or on behalf of, the Chargor and each other insured party under such Insurance Policy; and

(b)                    an acknowledgment to such notice of assignment, duly executed by or behalf of each such insurer, in the form of the acknowledgment attached to such notice of assignment; and

5.2.3                            in respect of any other asset which is the subject of an assignment pursuant to Clause 3.2 (Assignments) promptly upon the request of the Security Agent from time to time, a notice of assignment in respect of such asset in such form as the Security Agent may require, and the Chargor shall procure that such notice is promptly acknowledged (in accordance with the terms of such notice) by each person to whom such notice is expressed to be given and promptly deliver such executed acknowledgment to the Security Agent.

5.3                           Notices of Charge

5.3.1                            The Chargor shall deliver to the Security Agent (or procure the delivery to the Security Agent of):

(a)                     in respect of each Account that has already been established on or before the Initial Utilisation Date (other than any Account opened or maintained by the Chargor with the Security Agent), a notice of charge substantially in the form of Schedule 2 (Form Of Notice Of charge of Accounts) (or otherwise in form and substance satisfactory to the Security Agent) on or prior to the Initial Utilisation Date, duly executed by or on behalf of the Chargor, and the acknowledgement thereto (in accordance with the terms of such notice) duly executed by or on behalf of each of the banks, financial institutions and/or persons with which such Account is opened or maintained; and

(b)                    in respect of each Account that is established after the Initial Utilisation Date, a notice of charge substantially in the form of Schedule 2 (Form Of Notice Of charge of Accounts) (or otherwise in form and substance satisfactory to the Security Agent) promptly upon such establishment, duly executed by or on behalf of the Chargor, and the Chargor shall ensure that such notice is promptly duly acknowledged (in accordance with the terms of such notice) by or on behalf of each of the banks, financial institutions and/or persons with which such Account is opened or maintained and promptly deliver a copy of such acknowledgement to the Security Agent.

5.3.2                            The execution of this Debenture by the Chargor and the Security Agent shall constitute notice to the Security Agent of the charge created over any Account opened or maintained with the Security Agent from time to time.

5.3.3                            The Chargor shall deliver to the Security Agent (or procure the delivery to the Security Agent of), in respect of any other asset which is the subject of a charge pursuant to Clause 3.3 (Floating Charge) or any fixed charge arising from conversion (whether automatic or by notice) of any floating charge created hereunder a notice of charge in respect of such asset in such form as the Security Agent may require from time to time promptly upon demand of the Security Agent, and procure that such notice is promptly duly acknowledged (in accordance with the terms of such notice) by or on behalf of each person to whom such notice is expressed to be given, and shall promptly deliver such executed acknowledgment to the Security Agent.

5.4                           Real Property:  Delivery of Documents of Title

The Chargor shall:

5.4.1                            on or prior to the Initial Utilisation Date, deliver to the Security Agent (or procure the delivery to the Security Agent of) all deeds, certificates and other documents of title relating to all Real Property held by or on behalf of the Chargor at the date of this Debenture; and

5.4.2                            forthwith upon the acquisition by the Chargor of any interest in any Real Property, deliver to the Security Agent (or procure the delivery to the Security Agent of) all deeds, certificates and other documents of title relating to such interest and execute in favour of the Security Agent such charge or Security over such Real Property in such form as the Security Agent may require as security for the Secured Obligations (in addition to this Debenture).

The Security Agent shall be entitled to hold and retain all such deeds, certificates and other documents of title delivered pursuant to this Clause 5.4 (Real Property:  Delivery of Documents of Title) during the subsistence of this Debenture.

5.5                           Further Advances

Subject to the terms of the Facility Agreement each Lender is under an obligation to make further advances to the Borrower in accordance with the provisions of the Facility Agreement and that obligation will be deemed to be incorporated into this Debenture as if set out in this Debenture.

5.6                           Insurance:  Delivery of Insurance Policies

The Chargor shall, promptly upon the request of the Security Agent, deposit or procure the deposit of all Insurance Policies with the Security Agent.

5.7                           Investments:  Delivery of Documents of Title

The Chargor shall:

5.7.1                            on or prior to the Initial Utilisation Date, deposit with the Security Agent (or procure the deposit with the Security Agent of) the following in respect of the Investments existing as at the date of this Debenture (including without limitation, for the avoidance of doubt, the Shares but excluding any Investment in the form of equity interest in any entity established in the PRC):

(a)                     all certificates or other documents of title to such Investments;

(b)                    undated share transfer forms or, as the case may be, other appropriate instruments of transfer in respect of such Investments executed in blank by or on behalf of the Chargor:

(i)                       (in the case of any of the Shares) substantially in the form set out in Schedule 4 (Form of Share Transfer); and

(ii)                    (in the case of other Investments) in such form as the Security Agent may request;

(c)                     (in the case of any Investments constituting any shares in any company incorporated in Hong Kong (including without limitation the Shares)) undated sold notes in respect of such Investments executed in blank by or on behalf of the Chargor;

(d)                    an acknowledgment from each person (if any) holding any of the Investments as its nominee:

(i)                       (in the case of any of the Shares) substantially the form set out in Schedule 5 (Form of acknowledgment from nominee); and

(ii)                    (in the case of other Investments) in such form as the Security Agent may request;

(e)                     (in the case of any Investments constituting any shares in any company incorporated in Hong Kong (including without limitation the Shares)) an undated letter of resignation executed by each director of the Company in substantially the form set out in Schedule 6 (Form of letter of resignation);

(f)                       (in the case of any Investments constituting any shares in any company incorporated in Hong Kong (including without limitation the Shares)) undated written resolutions of the board of directors of the Company executed by all of the directors of the Company in substantially the form set out in Schedule 7 (Form of written resolutions); and

(g)                   (in the case of any Investments constituting any shares in any company incorporated in Hong Kong (including without limitation the Shares)) a letter of undertaking and authorisation executed by each director of the

Company in substantially the form set out in Schedule 8 (Form of letter of undertaking and authorisation);

5.7.2                            promptly upon any acquisition of any Investments and/or the accrual, offer or issue of any stocks, shares, warrants or other securities in respect of or derived from any Investments (excluding any such items in the form of equity interest in any entity established in the PRC), notify the Security Agent of that occurrence and procure the delivery to the Security Agent of:

(a)                     all certificates and other documents of title representing such items;

(b)                    undated share transfer forms or, as the case may be, other appropriate instruments of transfer in respect of such items executed in blank by or on behalf of the Chargor, in each case in such form as the Security Agent shall request;

(c)                     (in the case of any shares in any company incorporated in Hong Kong) undated sold notes in respect of such shares executed in blank by or on behalf of the Chargor; and

(d)                    an acknowledgment from each person (if any) holding such items as its nominee in such form as the Security Agent shall request;

5.7.3                            promptly upon any change in any director of the Company after the date of this Debenture, procure the delivery to the Security Agent of:

(a)                     (in the case of a new director) an undated letter of resignation executed by such director of such Company in substantially the form set out in Schedule 6 (Form of letter of resignation);

(b)                    undated written resolutions of the board of directors of the Company executed by all of the directors of such Company in substantially the form set out in Schedule 7 (Form of written resolutions); and

(c)                     (in the case of a new director) a letter of undertaking and authorisation executed by such director of the Company in substantially the form set out in Schedule 8 (Form of letter of undertaking and authorisation); and

5.7.4                            procure that, where any nominee holding any Investment (excluding any equity interest in any entity established in the PRC) ceases to be or act as such, the successor nominee (or, if more than one, each successor nominee) shall forthwith execute and deliver to the Security Agent an acknowledgment in respect of such Investment in substantially the form set out in Schedule 5 (Form of acknowledgment from nominee).

5.8                           Intellectual Property

The Chargor shall, if requested by the Security Agent, execute all such documents and do all acts that the Security Agent may require to record the interest of the Security Agent in any registers relating to any registered Intellectual Property.

6.                                 FURTHER ASSURANCE

6.1                           Further Assurance: General

6.1.1                            The Chargor shall promptly at its own cost do all such acts and/or execute all such documents (including without limitation assignments, transfers, mortgages, charges, notices and instructions) as the Security Agent may specify (and in such form as the Security Agent may require in favour of the Security Agent or its nominee(s)):

(a)                     to perfect the Security created or intended to be created in respect of the Charged Property (which may include, without limitation, the execution by the Chargor of a mortgage, charge or assignment over all or any of the assets constituting, or intended to constitute, any part of Charged Property) or for the exercise of the Collateral Rights;

(b)                    to confer on the Security Agent Security over any property and assets of the Chargor located in any jurisdiction outside Hong Kong equivalent or similar to the Security intended to be conferred by or pursuant to this Debenture;

(c)                     to confer on the Security Agent the Security contemplated herein over any Real Property (or any interest therein) acquired after the date hereof; and/or

(d)                    to facilitate the realisation of the Charged Property.

6.2                           Necessary Action

The Chargor shall from time to time take all such action (whether or not requested to do so by the Security Agent) as is or shall be available to it (including without limitation obtaining and/or effecting all Authorisations) as may be necessary for the purpose of the creation, perfection, protection or maintenance of any Security conferred or intended to be conferred on the Security Agent by or pursuant to this Debenture.

6.3                           Consents

The Chargor shall:

6.3.1                            deliver to the Security Agent promptly upon execution of this Debenture, all consents necessary to enable the assets (which are in existence at the date of this Debenture and expressed to be subject to a fixed charge or an assignment pursuant to Clause 3 (Fixed Charges, Assignments and Floating Charge)  to be the subject of an effective fixed charge or, as the case may be, assignment pursuant to Clause 3 (Fixed Charges, Assignments and Floating Charge); and

6.3.2                            obtain and deliver to the Security Agent, promptly upon acquisition of any assets or the coming into existence of any assets of the Chargor after the date of this Debenture (which assets, in either case, are expressed to be subject to a fixed charge or an assignment pursuant to Clause 3 (Fixed Charges, Assignments and Floating Charge), all consents necessary to enable such assets to be the subject of an effective fixed charge or, as the case may be, assignment pursuant to Clause  3 (Fixed Charges, Assignments and Floating Charge).

6.4                           Implied Covenants for Title

The obligations of the Chargor under this Debenture shall be in addition to any covenants for title deemed to be included in this Debenture under the Conveyancing and Property Ordinance (Cap. 219) and/or general law.

7.                                 NEGATIVE PLEDGE AND DISPOSALS

7.1                           Negative Pledge

The Chargor undertakes that it shall not, at any time during the subsistence of this Debenture, create or permit to subsist any Security or Quasi-Security over all or any part of the Charged Property, except (only in the case of any asset that does not constitute Fixed Charge Property or any part thereof) Permitted Security.

7.2                           No Disposal of Interests

The Chargor undertakes that, save as permitted under the Facility Agreement, it shall not and shall not agree to at any time during the subsistence of this Debenture:

7.2.1                            execute or enter into any conveyance, transfer, lease, assignment or disposal of, or other right to use or occupy, all or any part of the Charged Property which is expressed to be subject to any fixed charge or assignment pursuant to Clause 3.1 (Fixed Charges) or 3.2 (Assignments) or any fixed charge arising upon any crystallisation of any floating charge created hereunder (collectively the “Fixed Charge Property”) or any agreement for any of the foregoing;

7.2.2                            create any legal or equitable estate or other interest in, or over, or otherwise relating to, all or any part of the Fixed Charge Property;

7.2.3                            grant or vary, or accept any surrender, or cancellation or disposal of, any lease, tenancy, licence, consent or other right to occupy in relation to all or any part of the Fixed Charge Property;

7.2.4                            allow any person any right to use or occupy or to become entitled to assert any proprietary interest in, or right over, all or any of the Fixed Charge Property;

7.2.5                            sell, transfer or otherwise dispose of any Charged Property (other than any Fixed Charge Property) other than as permitted under the Facility Agreement (in the form subsisting as at the date of this Debenture); or

7.2.6                            assign or otherwise dispose of any interest in any Account (and, without prejudice to the foregoing, no right, title or interest in relation to any Account maintained with the Security Agent, or the credit balance standing to any such Account shall be capable of assignment or other disposal).

7.3                           Other adverse actions

The Chargor undertakes that it shall not, at any time during the subsistence of this Debenture:

7.3.1                            create, grant or permit to subsist any restriction on the ability of the Security Agent to transfer or realise, all or any of his right, title and interest in the Charged Property or any part thereof; or

7.3.2                            do or permit to be done any act or thing which could reasonably be expected to jeopardise the rights of the Security Agent in the Charged Property or any part thereof or which could reasonably be expected to adversely and affect or diminish the value of the Charged Property or any part thereof.

8.                                 INVESTMENTS

8.1                           Investments: dividends

8.1.1                            Any and all dividends and/or distributions received, recovered, paid or delivered to the order of the Chargor in respect of any or all of the Investments (including, without limitation, any equity interest in any entity established in the PRC) at any time on or after the occurrence of an Event of Default (as long as any Event of Default is continuing) shall be promptly paid and delivered to (and the Chargor shall promptly deliver such dividends and/or distributions to) the Security Agent for application in accordance with this Debenture.

8.1.2                            Without prejudice to the foregoing, the Chargor shall promptly inform the Security Agent of the receipt of any dividend or distribution (whether or not in cash) in respect of any or all of the Investments (including, without limitation, any equity interest in any entity established in the PRC).

8.2                           Investments:  Before Event of Default

Prior to the occurrence of an Event of Default which is continuing the Chargor shall be entitled to exercise all voting rights in relation to any or all of the Investments (excluding any equity interest in any entity established in the PRC) provided that the Chargor shall not exercise such voting rights in any manner, or otherwise permit or agree to any (a) variation of the rights attaching to or conferred by any of the Investments or (b) increase in the issued share capital, registered capital or equity interest of any company, corporation or entity whose shares/securities/equity interests are charged or subject to security under this Debenture, except (in the case of such increase) where such increase is permitted under the Facility Agreement and any and all such additional shares, registered capital or equity interests are paid for in full and immediately made subject to the security constituted under this Debenture upon their issuance.

8.3                           Investments:  After Event of Default

The Security Agent may, upon and/or after the occurrence of an Event of Default (as long as any Event of Default is continuing), at its discretion (in the name of the Chargor or otherwise and without any further consent or authority from the Chargor):

8.3.1                            exercise (or refrain from exercising) any voting rights in respect of the Investments (excluding any Investment in the form of any equity interest in any entity established in the PRC);

8.3.2                            apply all dividends, distributions, interest and other monies arising from all or any of the Investments (including without limitation, any Investment in the form of any equity interest in any entity established in the PRC to the extent permitted under applicable laws and regulations of the PRC) in accordance with Clause 18 (Application of Monies);

8.3.3                            transfer all or any of the Investments (excluding any Investment in the form of any equity interest in any entity established in the PRC) into the name of such nominee(s) of the Security Agent as it shall think fit; and

8.3.4                            exercise (or refrain from exercising) the powers and rights conferred on or exercisable by the legal or beneficial owner of the Investments, including without limitation the right, in relation to any company, corporation or entity whose shares, equity interests or other securities are included in the Charged Property or any part thereof, to concur or participate in:

(a)                     the reconstruction, amalgamation, sale or other disposal of such company, corporation or entity or any of its assets or undertaking (including without limitation the exchange, conversion or reissue of any shares, equity interests or securities as a consequence thereof);

(b)                    the release, modification or variation of any rights or liabilities attaching to such shares, equity interests or securities; and

(c)                     the exercise, renunciation or assignment of any right to subscribe for any shares, equity interests or securities,

in each case in such manner and on such terms as the Security Agent may think fit, and the proceeds of any such action shall form part of the Charged Property and may be applied by the Security Agent in accordance with Clause 18 (Application of Monies).

8.4                           Investments:  Payment of Calls

The Chargor shall pay when due all calls or other payments which may be or become due in respect of any of the Investments, and in any case of default by the Chargor in such payment, the Security Agent may, if it thinks fit, make such payment on behalf of the Chargor in which case any sums paid by the Security Agent shall be reimbursed by the Chargor to the Security Agent on demand and shall carry interest from the date of payment by the Security Agent until reimbursed in full at the rate and in accordance with Clause 2.2 (Interest on Demands).

8.5                           Investments:  Exercise of Rights

The Chargor shall not exercise any of its rights and powers in relation to any of the Investments in any manner which, in the opinion of the Security Agent, would prejudice the value of, or the ability of the Security Agent to realise, the Security created by this Debenture.

9.                                 ACCOUNTS

9.1                           Accounts:  Notification and Variation

The Chargor, during the subsistence of this Debenture:

9.1.1                            shall deliver to the Security Agent on the date of this Debenture (and, if any change occurs thereafter, on the date of such change), details of each Account maintained by it with any bank, financial institution or entity (other than those maintained with the Security Agent); and

9.1.2                            shall not, without the Security Agent’s prior written consent, permit or agree to any variation of the rights attaching to any Account or close any Account.

9.2                           Accounts:  Operation Before Default

Without prejudice to the Collateral Rights, as long as no Default is continuing, the Chargor may from time to time withdraw amounts from any Account subject to the terms of the Finance Documents.

9.3                           Accounts:  Operation After Default

9.3.1                            At any time while any Default is continuing, the Chargor may not withdraw or transfer any amount from any Account except with the prior written consent of the Security Agent.

9.3.2                            Without prejudice to any other Collateral Rights, the Security Agent shall, as long as any Default is continuing, be entitled without notice or further demand, immediately to exercise all the rights, powers and remedies possessed by it according to law as legal and beneficial owner of any and all amounts standing to the credit of the Accounts (and as assignee and/or chargee of the Chargor’s right, title and interest therein and thereto) and to:

(a)                     demand and receive all and any monies standing to the credit of any or all of the Accounts; and/or

(b)                    apply, transfer or set-off any or all of the credit balances from time to time on any or all of the Accounts in or towards the payment or other satisfaction of all or part of the Secured Obligations in accordance with Clause 18 (Application of Monies).

9.4                           Accounts: set-off

Without prejudice to any other Collateral Rights, the Security Agent shall from time to time be entitled, without notice or demand to or on the Chargor, to set-off, apply or transfer any or all of the amounts standing to the credit of any or all of the Accounts (held or maintained by the Chargor with the Security Agent) against, or in or towards the satisfaction of all or any part of the Secured Obligations when such Secured Obligations are due and payable but unpaid.

10.                           MONETARY CLAIMS

The Chargor shall not at any time during the subsistence of the Debenture, without the prior written consent of the Security Agent:

(a)                                      deal with any Monetary Claims except that the Chargor may (subject to the other provisions of the Finance Documents) get in and realise any Monetary Claims in a prudent manner and pay the proceeds of those Monetary Claims into an Account or as the Security Agent may require (and such proceeds shall be held upon trust by the Chargor for the Security Agent on behalf of the Secured Parties prior to such payment in); or

(b)                                     factor or discount any of the Monetary Claims or enter into any agreement for such factoring or discounting.

11.                           INSURANCES

11.1                     Insurance: Insurances Required to be Effected

The Chargor shall at all times during the subsistence of this Debenture effect and maintain insurance in accordance with the provisions of the Facility Agreement.

11.2                     Insurance: Terms of Insurance

The Chargor undertakes with the Security Agent (for and on behalf of the Secured Parties) that it shall ensure that each of the insurances required to be effected and maintained pursuant to Clause 11.1 (Insurance: Insurances Required to be Effected) and/or any other provision of the Transaction Documents shall be:

11.2.1                      effected in the name of the Chargor or, if required by the Security Agent, in the joint names of the Chargor and the Security Agent (and/or such other person(s) as the Security Agent may nominate), provided that (in each case) the interest of the Security Agent shall be duly noted on such insurance;

11.2.2                      endorsed with appropriate “loss-payee” clauses to the effect that the proceeds of such insurance shall be paid in accordance with Clause 11.3 (Insurance:  Payment of Proceeds);

11.2.3                      on terms that the relevant insurer undertakes to notify the Security Agent of:

(a)                     any amendment, variation, cancellation, suspension, termination or expiry of such insurance at least fourteen (14) days before such amendment, variation, cancellation, suspension, termination or expiry (as the case may be) is due to take effect;

(b)                    without prejudice to sub-Clause 11.2.3(a), any default by any insured party in the payment of any premium or other sum payable by it under such insurance as soon as reasonably practicable after such default; and

(c)                     any failure by any insured party to renew such insurance due to expire at least fourteen (14) days prior to such expiry;

11.2.4                      on terms that none of the Security Agent or any other Secured Party shall be liable for the payment of any premium or other sum payable in connection with, or for any obligation of the Chargor under or in connection with, such insurance;

11.2.5                      on terms that such insurance shall not be invalidated or prejudiced as against a mortgagee or security holder by any misrepresentation, act, omission, neglect or failure to make disclosure on the part of any insured person or its agents or any tenant, lessee, licensee or occupier of any of the Charged Property or by any circumstances beyond the control of any insured party;

11.2.6                      on terms that each relevant insurer waives any and all rights of subrogation which it may otherwise have against any or all of the Security Agent (as loss payee or otherwise), the insured parties and/or their respective subsidiaries, affiliates, officers and employees; and

11.2.7                      on terms that (other than any unpaid premium) each relevant insurer waives any and all rights of set-off, deduction and/or counterclaim which it may otherwise have in respect of any insurance proceeds payable (or payable but for such right of set-off, deduction and/or counterclaim) to any insured party and/or the Security Agent (as loss-payee or otherwise).

11.3                     Insurance:  Payment of Proceeds

In relation to each Insurance Policy, the Chargor shall procure that, subject to the provisions of the Facility Agreement:

11.3.1                      at all times prior to the service of a notice by or on behalf of the Security Agent on the relevant insurer to the effect that an Event of Default has occurred and is continuing or this Debenture has become enforceable, the proceeds of:

(a)                     any third party liability insurance which provides for direct payment of the relevant proceeds to the relevant third party shall be paid to such third party, unless the Chargor shall have otherwise discharged its liability to such third party in which case such proceeds shall be paid to the Chargor for its reimbursement; and

(b)                    any other insurance shall be paid:

(i)                       to the Chargor (subject to the provisions of the Facility Agreement) for application towards the repair, replacement, rebuilding and/or reinstatement of the Charged Property and/or making good the loss or damage in respect of which such insurance has been effected within 3 Months of its receipt of such proceeds; or

(ii)                    if so directed by the Security Agent, to the Security Agent; and

11.3.2                      at all times after the service of a notice by or on behalf of the Security Agent on the relevant insurer to the effect that an Event of Default has occurred and is continuing or this Debenture has become enforceable, the proceeds of:

(a)                     any third party liability insurance which provides for direct payment of the relevant proceeds to the relevant third party shall be paid to such third party, unless the Chargor shall have otherwise discharged its liability to such third party in which case such proceeds shall be paid to the Security Agent; and

(b)                    any other insurance shall be paid to the Security Agent.

11.4                     Insurance:  General Undertakings

At all times during the subsistence of this Debenture, the Chargor shall:

11.4.1                      promptly pay all premiums and other moneys payable under all Insurance Policies and promptly upon request, produce to the Security Agent a copy of each Insurance Policy and evidence (acceptable to the Security Agent) of the payment of such premiums and monies;

11.4.2                      do all such things and take such steps as may be necessary to ensure that all insurances required to be effected pursuant to any or all of the Transaction Documents (including without limitation this Debenture) are so effected and remain in full force and effect;

11.4.3                      not at any time do or omit to do anything whereby any Insurance Policy would be likely to be rendered invalid, void, voidable, unenforceable, suspended, impaired or liable to forfeiture, cancellation or termination or render any sum paid out thereunder repayable in whole or in part or otherwise prejudice or materially adversely affect the Security Agent’s rights in connection therewith;

11.4.4                      procure that no material amendment or variation to the terms of any insurance required to be effected pursuant to the Transaction Documents (including without limitation this Debenture) shall be made without the prior written consent of the Security Agent and that, without prejudice to the foregoing, no reduction in limit or coverage or increase in deductibles or excesses in relation to any such insurance shall be made without the prior written consent of the Security Agent;

11.4.5                      notify the Security Agent of any circumstance of which the Chargor has knowledge (giving full details thereof) which give rise or may give rise to a claim under any Insurance Policy which exceeds or is likely to exceed USD1,000,000 (or the equivalent thereof) and thereafter from time to time inform the Security Agent as to the conduct and progress of each such claim; and

11.4.6                      upon the request of the Security Agent, provide such information as the Security Agent may require in connection with any Insurance Policy.

11.5                     Application of Insurance Proceeds

Where the Chargor shall have received any proceeds of any Insurance Policy which ought to have been paid to the Security Agent pursuant to Clause 11.3 (Insurance:  Payment of Proceeds), the Chargor shall promptly pay over such proceeds to the Security Agent and shall at all times prior to such payment hold the same on trust for the Security Agent.

11.6                     Insurance: Handling of Claims

The Chargor shall, at all times prior to the occurrence of an Event of Default which is continuing, be entitled to make and deal with all claims in respect of any or all of the Insurance Policies except for any settlement, waiver, discontinuance of compromise of any claim in an amount of not less than USD1,000,000 (or the equivalent thereof) which shall require the prior written consent of the Security Agent.  After the occurrence of an Event of Default (as long as any Event of Default is continuing), the Chargor shall cease to be entitled to make or deal with any claim in respect of any Insurance Policy and the Security Agent shall be entitled to (but shall not be obliged to) make or deal with any such claim at its discretion to the exclusion of the Chargor.

11.7                     Insurance: Default

If the Chargor defaults in complying with any of the foregoing provisions of this Clause 11 (Insurances), the Security Agent may effect or renew any relevant insurance on such terms, in such name(s) and in such amount(s) and/or take any steps to remedy such default as it considers appropriate, and all moneys expended by the Security Agent in doing so shall be reimbursed by the Chargor to the Security Agent on demand and shall carry interest from the date of payment by the Security Agent until reimbursed in full at the rate specified in Clause 2.2 (Interest on Demands).

12.                           REAL PROPERTY

12.1                     General Property Undertaking

The Chargor shall:

12.1.1                      repair and keep in good and substantial repair and condition to the satisfaction of the Security Agent all the Real Property at any time forming part of the Charged Property;

12.1.2                      not at any time without the prior written consent of the Security Agent sever or remove any of the fixtures forming part of such Real Property or any fitting, plant or machinery (other than work in progress) on or in the Charged Property (except for the purpose of any necessary repairs or replacement thereof);

12.1.3                      not, except with the prior written consent of the Security Agent, use or permit the use of such Real Property or any part thereof for purposes other than those for which it may be lawfully used;

12.1.4                      comply with and observe and perform (i) all applicable laws and all applicable requirements of all planning and environmental legislation, regulations and bye-laws relating to such Real Property or any part thereof, (ii) any conditions attaching to any planning permissions and/or consents relating to or affecting such Real Property or any part thereof, (iii) any notices, orders and/or directives orders made or issued by any planning, environmental or other public body in respect of such Real Property or any part thereof and (iv) all restrictive and other covenants, stipulations and obligations now or at any time affecting such Real Property or any part thereof insofar as they are subsisting and capable of being enforced; and

12.1.5                      within fourteen days after the receipt by the Chargor of any material application, requirement, demand, order, directive or notice served or given by any government department or any other competent authority with respect to such Real Property or any part thereof give notice of and deliver a copy of the same to the Security Agent, and thereafter keep the Security Agent informed from time to time of the steps/actions taken in relation to the same.

12.2                     Lease Covenants

The Chargor shall, in relation to any lease, agreement for lease or other right to occupy to which all or any part of the Charged Property is at any time subject:

12.2.1                      pay the rents (if the Chargor is the lessee or the beneficiary of such right to occupy) and observe and perform in all material respects the covenants, conditions and obligations imposed (if the Chargor is the lessor or the grantor of such right to occupy) on the lessor or, (if the Chargor is lessee or the beneficiary of such right to occupy) on the lessee;

12.2.2                      (where the Chargor is the lessor or the grantor of such right to occupy) duly and efficiently enforce all of its rights and remedies against any tenant, lessee, licensee or occupier of all of any part of such Charged Property; and

12.2.3                      (where the Chargor is the lessee or the beneficiary of such right to occupy) not do any act or thing whereby any lease or other document which gives any right to occupy any part of the Charged Property becomes or may become subject to determination or any right of re-entry or forfeiture prior to the expiration of its term.

12.3                     Entitlement to Remedy

If the Chargor fails to comply with any of the undertakings contained in this Clause 12 (Real Property), the Security Agent shall be entitled (with such agents, contractors and others as it sees fit), without becoming a mortgagee in possession, to do such things as may in the opinion of the Security Agent be required to remedy such failure and all monies spent by the Security Agent in doing so shall be reimbursed by the Chargor on demand with interest from the date of payment by the Security Agent until reimbursed in full in accordance with Clause 2.2 (Interest on Demands).

13.                           GENERAL UNDERTAKINGS

13.1                     Intellectual Property

The Chargor shall during the subsistence of this Debenture in respect of any and all Intellectual Property (including, including without limitation, the Relevant Trademarks):

13.1.1                      take all such steps and do all such acts as may be necessary to preserve and maintain the subsistence and the validity of any such Intellectual Property;

13.1.2                      use reasonable endeavours to prevent any infringement in any material respect of such Intellectual Property;

13.1.3                      make registrations and pay all registration fees and taxes necessary to maintain such Intellectual Property in full force and effect and record its interest in such Intellectual Property;

13.1.4                      not use or permit any such Intellectual Property to be used in any way or take any step or omit to take any step in respect of such Intellectual Property which could reasonably be expected to materially and adversely affect the existence or value of such Intellectual Property or imperil the right of any member of the Group to use such Intellectual Property;

13.1.5                      not discontinue the use of such Intellectual Property; and

13.1.6                      not sell, lease, license or otherwise dispose of any its rights in respect of such Intellectual Property.

13.2                     Information and Access

The Chargor shall from time to time on request of the Security Agent, furnish the Security Agent with such information as the Security Agent may require about the Chargor’s business and affairs, the Charged Property and/or the Chargor’s compliance with the terms of this Debenture and the Chargor shall permit the Security Agent, its representatives, professional advisers and contractors, free access at all reasonable times and on reasonable notice to (a) inspect and take copies and extracts from the books, accounts and records of the Chargor and (b) to view the Charged Property or any part thereof (without becoming liable as mortgagee in possession).

14.                           ENFORCEMENT OF SECURITY

14.1                     Enforcement

Upon and after the occurrence of an Event of Default (as long as any Event of Default is continuing) or if the Chargor requests the Security Agent to exercise any of its powers under this Debenture, the Security created by or pursuant to this Debenture is immediately enforceable and the Security Agent may, without notice to the Chargor or prior authorisation from any court, in its absolute discretion:

14.1.1                      enforce all or any part of such Security (at the times, in the manner and on the terms it thinks fit) and take possession of and hold or dispose of all or any part of the Charged Property; and

14.1.2                      whether or not it has appointed a Receiver, exercise all or any of the powers, authorities and discretions conferred by the Conveyancing and Property Ordinance (Cap. 219) (as varied or extended by this Debenture) on mortgagees and by this Debenture on any Receiver or otherwise conferred by law on mortgagees and/or Receivers.

14.2                     No Liability as Mortgagee in Possession

Neither the Security Agent nor any Receiver shall be liable to account as a mortgagee in possession in respect of all or any part of the Charged Property or be liable for any loss upon realisation or for any neglect, default or omission in connection with the Charged Property to which a mortgagee or a mortgagee in possession might otherwise be liable.

15.                           POWERS OF SALE

15.1                     Extension of Powers

The power of sale or other disposal conferred on the Security Agent and on any Receiver by this Debenture shall operate as a variation and extension of the statutory power of sale under Sections 51 and 53 of the Conveyancing and Property Ordinance (Cap. 219) and such power shall arise (and the Secured Obligations shall be deemed due and payable for that purpose) on execution of this Debenture.

15.2                     Restrictions

The restrictions contained in paragraph 11 of the Fourth Schedule to the Conveyancing and Property Ordinance (Cap. 219) shall not apply to this Debenture or to the exercise by the Security Agent of its right to consolidate all or any of the Security created by or pursuant to this Debenture with any other Security in existence at any time or to its power of sale, which powers may be exercised by the Security Agent without notice to the Chargor on or at any time after the occurrence of an Event of Default (as long as any Event of Default is continuing). Any restrictions on the consolidation of Security shall be excluded to the fullest extent permitted by law.

15.3                     Power of Leasing

The statutory powers of leasing, surrendering leases and accepting surrenders of leases conferred by the Fourth Schedule to the Conveyancing and Property Ordinance (Cap. 219) may be exercised by the Security Agent at any time on or after the occurrence of an Event of Default (as long as any Event of Default is continuing) and, without prejudice to the foregoing, the Security Agent and/or any Receiver may, whether or not the Security Agent and/or such Receiver shall then be in possession of the relevant property proposed to be leased/let/made subject to the relevant option, make any lease or agreement for lease, accept surrenders of leases and/or grant options on such terms (including without limitation as to premium and length of term) as it shall think fit, without the need to comply with any requirements/restrictions imposed by the Fourth Schedule to the Conveyancing and Property Ordinance (Cap. 219).

16.                           APPOINTMENT OF RECEIVER OR ADMINISTRATOR

16.1                     Appointment and Removal

Upon and after the occurrence of an Event of Default (as long as any Event of Default is continuing) or if requested to do so by the Chargor, the Security Agent may by deed or otherwise (acting through an authorised officer of the Security Agent), without prior notice to the Chargor:

16.1.1                      appoint one or more persons to be a Receiver of the whole or any part of the Charged Property;

16.1.2                      appoint two or more Receivers of separate parts of the Charged Property;

16.1.3                      remove (so far as it is lawfully able) any Receiver so appointed; and/or

16.1.4                      appoint another person(s) as an additional or replacement Receiver(s).

16.2                     Capacity of Receivers

Each person appointed to be a Receiver pursuant to Clause 16.1 (Appointment and Removal) shall be:

16.2.1                      entitled to act individually or together with any other person appointed or substituted as Receiver;

16.2.2                      for all purposes deemed to be the agent of the Chargor which shall be solely responsible for his acts, defaults and liabilities and for the payment of his remuneration and no Receiver shall at any time act as agent for the Security Agent; and

16.2.3                       entitled to remuneration for his services at a rate to be fixed by the Security Agent from time to time.

16.3                     Statutory Powers of Appointment

The powers of appointment of a Receiver herein contained shall be in addition to all statutory and other powers of appointment of the Security Agent under the Conveyancing and Property Ordinance (Cap. 219) (as varied and extended by this Debenture) or otherwise and such powers shall remain exercisable from time to time by the Security Agent in respect of all or any part of the Charged Property.

17.                           POWERS OF RECEIVER

17.1                     Powers of Receiver

Every Receiver shall (subject to any restrictions in the instrument appointing him but notwithstanding any winding-up or dissolution of the Chargor) have and be entitled to exercise, in relation to the Charged Property (and any assets of the Chargor which, when got in, would be Charged Property) or that thereof in respect of which he was appointed, and as varied and extended by the provisions of this Debenture (in the name of or on behalf of the Chargor or in his own name and, in each case, at the cost of the Chargor):

17.1.1                      all the powers conferred by the Conveyancing and Property Ordinance (Cap. 219) on mortgagors and on mortgagees in possession and on receivers appointed under that Ordinance;

17.1.2                      all the powers and rights of an absolute owner and power to do or omit to do anything which the Chargor itself could do or omit to do; and

17.1.3                      the power to do all things (including without limitation bringing or defending proceedings in the name or on behalf of the Chargor) which seem to the Receiver to be incidental or conducive to (a) any of the functions, powers, authorities or discretions conferred on or vested in him or (b) the exercise of any Collateral Rights (including without limitation realisation of all or any part of the Charged Property) or (c) bringing to his hands any assets of the Chargor forming, or which when got in would be, part of the Charged Property.

17.2                     Additional Powers of Receiver

In addition to and without prejudice to the generality of the foregoing, every Receiver shall (subject to any limitations or restrictions expressed in the instrument appointing him but notwithstanding any winding-up or dissolution of the Chargor) have the following powers in relation to the Charged Property (and any assets of the Chargor which, when got in, would be part of the Charged Property), in respect of which he was appointed (and every reference in this Clause 17.2 to the “Charged Property” shall be read as a reference to that part of the Charged Property in respect of which such Receiver was appointed):

17.2.1                      Take Possession

power to enter upon, take immediate possession of, collect and get in the Charged Property including without limitation rents and other income whether accrued before or after the date of his appointment and for that purpose to make, or to require the directors of the Chargor to make, calls conditionally or unconditionally upon the holders of the Chargor’s share capital in respect of any such capital of the Chargor which remains uncalled and to enforce payment of calls so made and any previous unpaid calls by taking proceedings in the name of the Chargor or in his own name;

17.2.2                      Proceedings and Claims

power to bring, prosecute, enforce, defend and abandon applications, claims, disputes, actions, suits and proceedings in connection with the business of the Chargor or all or any part of the Charged Property or the Debenture in the name of the Chargor or in his own name and to submit to arbitration, negotiate, compromise and settle any such applications, claims, disputes, actions, suits or proceedings and in addition to take or defend proceedings for the compulsory winding-up of the Chargor and proceedings for directions under Section 255 of the Companies Ordinance (Cap. 32);

17.2.3                      Carry on Business

power to carry on and manage, or concur in the carrying on and management of or to appoint a manager of, the whole or any part of the Chargor’s business in such manner as he shall in his absolute discretion think fit including without limitation the power to enter into any contract or arrangement and to perform, repudiate, rescind or vary any contract to which the Chargor is a party and power to supervise, control and finance any subsidiary of the Chargor or any other body corporate (including without limitation any referred to in Clause 17.2.6 below) and its business and the conduct thereof and to change the situation of the registered office of the Chargor or any such subsidiary or other body corporate;

17.2.4                      Deal with Charged Property

without the need to observe the restrictions imposed by paragraph 11 of the Fourth Schedule to the Conveyancing and Property Ordinance (Cap. 219), power, in relation to the Charged Property and each and every part thereof, to sell, transfer, convey, grant or accept surrenders of leases, vary, terminate or surrender leases, grant, vary or terminate licences or rights of user (in each case with or without consideration) or concur in any of the foregoing by the Chargor or any other receiver or manager of the Chargor (including without limitation to or in relation to the Security Agent or any of the other Secured Parties) in such manner and generally on such terms as he thinks fit including without limitation, without the consent of the Chargor, the severing and separate disposal from the premises to which they were affixed of fixtures and plant and machinery;

17.2.5                      Acquisitions

power to purchase, lease, hire or otherwise acquire any assets or rights of any description which he shall in his absolute discretion consider necessary or desirable for the carrying on, improvement or realisation of the whole or any part of the Charged Property or the business of the Chargor or otherwise for the benefit of the whole or any part of the Charged Property;

17.2.6                      New Subsidiary

power to promote, procure the formation or otherwise acquire the share capital of, any body corporate with a view to such body corporate becoming a subsidiary of the Chargor or otherwise and purchasing, leasing or otherwise acquiring an interest in the whole or any part of the Charged Property or carrying on any business in succession to the Chargor or any subsidiary of the Chargor;

17.2.7                      Landlord and Tenant

power to make allowances to and re-arrangements with any lessees, tenants or other persons from whom any rents and profits may be receivable (including granting any licences and operating any rent reviews) and to exercise any powers and discretions conferred on a landlord or a tenant by any statutory provision or by general law from time to time in force in relation to all or any part of the Charged Property;

17.2.8                      Repairs etc

power to undertake, effect or complete any work of repair, refurbishment, decoration, modification, building, improvement or development of all or any part of the Charged Property as he may think expedient and to apply for and obtain any planning permissions, building regulation approvals and any other permissions, consents or licences in each case as he may in his absolute discretion think fit and to acquire (or acquire an interest in) any such property as he may think expedient;

17.2.9                      Insurance

power to effect, maintain or renew indemnity and other insurances and to obtain bonds and performance guarantees;

17.2.10                Employment

power to employ, engage, dismiss or vary the terms of employment or engagement of such employees, workmen, servants, officers, managers, agents and advisers on such terms as to remuneration and otherwise as he shall think fit including without limitation power to engage his own firm in the conduct of the receivership;

17.2.11    Borrowing

power to raise or borrow money from the Security Agent or any of the other Secured Parties or any other person to rank either in priority to the Security constituted by this Debenture or any part of it or otherwise and with or without a mortgage or charge on the Charged Property or any part of it on such terms as he shall in his absolute discretion think fit (and no person lending such money shall be concerned to see or enquire as to the propriety or purpose of the exercise of such power or the application of money so raised or borrowed);

17.2.12    Redemption of Security

power to redeem, discharge or compromise any Security whether or not having priority to the Security constituted by this Debenture or any part of it;

17.2.13    Covenants, Guarantees and Indemnities

power to enter into bonds, covenants, guarantees, commitments, indemnities and other obligations or liabilities as he shall think fit, to make all payments needed to effect, maintain or satisfy such obligations or liabilities and to use the company seal of the Chargor; and

17.2.14    Exercise of Powers in the Chargor’s Name

power to exercise any or all of the above powers on behalf of and in the name of the Chargor (notwithstanding any winding-up or dissolution of the Chargor) or on his own behalf.

17.3       Terms of Disposition

In making any sale or other disposal of all or any part of the Charged Property or any acquisition in the exercise of their respective powers (including without limitation a disposal by a Receiver to any subsidiary of the Chargor or other body corporate as is referred to in Clause 17.2.6) a Receiver or the Security Agent may accept or dispose of as, and by way of consideration for, such sale or other disposal or acquisition, cash, shares, loan capital or other obligations, including without limitation consideration fluctuating according to or dependent upon profit or turnover and consideration the amount whereof is to be determined by a third party.  Any such consideration may, if thought expedient by the Receiver or the Security Agent, be nil or may be payable or receivable in a lump sum or by instalments.  Any contract for any such sale, disposal or acquisition by the Receiver or the Security Agent may contain conditions excluding or restricting the personal liability of the Receiver or the Security Agent.

18.         APPLICATION OF MONIES

18.1       Order of Application

Save as otherwise expressly provided in this Debenture, all moneys received or recovered by the Security Agent or any Receiver pursuant to this Debenture or the powers conferred by it shall (subject to the claims of any person having prior rights thereto and subject to Clause 18.2 (Suspense Account), and by way of variation of the

Conveyance and Property Ordinance (Cap. 219)) be applied in accordance with clause 6 (Application of Proceeds) of the Security Trust Deed.

18.2       Suspense Account

All monies received, recovered or realised under this Debenture by the Security Agent or any Receiver or the powers conferred by it (including the proceeds of any conversion of currency) may in its discretion be credited to and held in any suspense or impersonal account pending their application from time to time in or towards the discharge of any of the Secured Obligations in accordance with Clause 18.1 (Order of Application).

18.3       Application by the Chargor

Any application under this Clause 18 shall override any application by the Chargor.

19.         RECEIPT AND PROTECTION OF PURCHASERS

19.1       Receipt and Consideration

The receipt of the Security Agent or any Receiver shall be conclusive discharge to a purchaser of any part of the Charged Property from the Security Agent or such Receiver and in making any sale or disposal of any part of the Charged Property or making any acquisition, the Security Agent or any Receiver may do so for such consideration, in such manner and on such terms as it thinks fit.

19.2       Protection of Purchasers

No purchaser or other person dealing with the Security Agent or any Receiver shall be bound to inquire whether the right of the Security Agent or such Receiver to exercise any of its powers has arisen or become exercisable or be concerned with any propriety or regularity on the part of the Security Agent or such Receiver in such dealings.  The protection given to purchasers from a mortgagee in Sections 52 and 55 of the Conveyancing and Property Ordinance (Cap. 219) shall apply equally to purchaser(s) and other person(s) dealing with the Security Agent or any Receiver.

20.         POWER OF ATTORNEY

20.1       Appointment and Powers

The Chargor by way of security irrevocably (within the meaning of Section 4 of the Powers of Attorney Ordinance (Cap. 31)) appoints the Security Agent and any Receiver severally, upon or after the occurrence of an Event of Default (as long as any Event of Default is continuing), to be its attorney and in its name, on its behalf and as its act and deed to execute, deliver and perfect all documents and do all things which the Security Agent or such Receiver may consider to be necessary for:

20.1.1       carrying out any obligation imposed on the Chargor by this Debenture or any other agreement binding on the Chargor to which the Security Agent is party (including without limitation the execution and delivery of any deeds, charges, assignments or other Security and any transfers of the Charged Property or any part thereof); and

20.1.2       enabling the Security Agent and any Receiver to exercise, or delegate the exercise of, any of the rights, powers and authorities conferred on them by or pursuant to this Debenture or by law (including, without limitation, upon or after the occurrence of an Event of Default (as long as any Event of Default is continuing), the exercise of any right of a legal or beneficial owner of the Charged Property or any part thereof).

20.2       Ratification

The Chargor shall ratify and confirm all things done and all documents executed by any attorney in the exercise or purported exercise of all or any of his powers.

21.         REPRESENTATIONS

21.1       Representations

The Chargor represents and warrants to the Security Agent that:

21.1.1       it is a limited liability company incorporated and validly existing under the laws of the British Virgin Islands; and

21.1.2       subject to any general principles of law as at the date of this Debenture limiting its obligations which are specifically referred to in any legal opinion delivered pursuant to Clause 5 (Conditions of Utilisation) of the Facility Agreement:

(a)       each of the obligations expressed to be assumed by it in this Debenture  are legal, valid, binding and enforceable obligations; and

(b)       (without limiting the generality of Clause 21.1.2(a) above), this Debenture creates the security interests which it purports to create and such security interests are valid and effective;

21.1.3       the entry into and performance by it of, and the transactions contemplated by, this Debenture do not and will not:

(a)       conflict with any law or regulation applicable to it;

(b)       conflict with its constitutional documents;

(c)       conflict with any agreement or instrument binding upon it or any of its assets; or

(d)       result in the existence of or oblige it to create any Security over all or any of its assets (other than the Security constituted pursuant to this Debenture);

21.1.4       it has the power to enter into, perform and deliver, and has taken all necessary action to authorise its entry into, performance and delivery of, this Debenture;

21.1.5       no limit on its powers will be exceeded as a result of the grant of Security contemplated by this Debenture;

21.1.6       all Authorisations required or desirable:

(a)       to enable it lawfully to enter into, exercise its rights and comply with its obligations in this Debenture;

(b)       to make this Debenture admissible in evidence in its jurisdiction of incorporation and/or Hong Kong; and/or

(c)       to enable it to create the Security expressed to be created by it pursuant to this Debenture and to ensure that such Security has the priority and ranking it is expressed to have,

have been obtained or effected and are in full force and effect;

21.1.7       the choice of the laws of Hong Kong as the governing law of this Debenture will be recognised and enforced in its jurisdiction of incorporation and in the Hong Kong courts;

21.1.8       any judgment obtained in the Hong Kong courts in relation to this Debenture will, subject to the legal qualifications specifically referred to in any legal opinion delivered pursuant to Clause 5 (Conditions of Utilisation) of the Facility Agreement, be recognised and enforced in its jurisdiction of incorporation and/or Hong Kong;

21.1.9       under the law of its jurisdiction of incorporation it is not necessary that this Debenture be filed, recorded or enrolled with any court or other authority in that jurisdiction or that any stamp, registration or similar tax be paid on or in relation to this Debenture;

21.1.10     there are no restrictions on the Chargor’s ability to assign all or any of its rights under any Insurance Policy, whether contained in any Insurance Policy or in any other document (except any Finance Document, and except for any consent of any counterparty to any Insurance Policy which has already been obtained);

21.1.11     all consents necessary to enable any asset that is expressed to be subject to any fixed charge or assignment under Clause 3 (Fixed Charges, Assignments and Floating Charge) to be the subject of an effective fixed charge or, as the case may be, assignment pursuant to Clause 3 (Fixed Charges, Assignments and Floating Charge) have been obtained and are in full force and effect;

21.1.12     it has obtained all consents necessary to ensure that no other party to any agreement or arrangement entered into by the Chargor becomes or shall become entitled to terminate or rescind such agreement or arrangement as a consequence of the Chargor entering into this Debenture;

21.1.13     it is, and will be, the sole legal and beneficial owner of the Charged Property (subject to the Security constituted pursuant to this Debenture);

21.1.14     it has not sold or otherwise disposed of, or created, granted or permitted to subsist any Security over, all or any of its right, title and interest in the Charged Property (other than the Security constituted pursuant to this Debenture and other than as expressly permitted under this Debenture);

21.1.15     the particulars of the Shares as at the date of this Debenture as set out in Schedule 3 (Particulars of the Shares) are accurate in all respects;

21.1.16     the Shares have been validly issued by the Company and are fully paid up and there are no monies or liabilities payable or outstanding in relation to any of the Shares;

21.1.17     the Chargor legally and beneficially owns all of the Shares, free and clear of all Security, except for any Security constituted hereby, and exercises management control over the Company; and

21.1.18     as at the date of this Debenture, the Chargor is not registered as a non-Hong Kong company under Part XI of the Companies Ordinance (Cap. 32) nor has it made any application to be so registered.

21.2       Repetition

All of the representations and warranties in Clause 21.1 (Representations) are made by the Chargor to the Security Agent on the date of this Debenture and each of the representations and warranties set out in sub-Clauses 21.1.1 to 21.1.18 (except sub-Clauses 21.1.15 and 21.1.18) above shall be deemed to be repeated by the Chargor on the date of each Utilisation Request, on each Utilisation Date and on the first day of each Interest Period relating to each Loan and (for so long as the Release Date has not occurred) on each date falling on the last day of each successive period of three Months from and including the Facility Release Date, in each case by reference to the facts and circumstances existing at the date on which such representation or warranty is deemed to be made or repeated.

22.         EFFECTIVENESS OF SECURITY

22.1       Continuing Security

The Security created by or pursuant to this Debenture shall remain in full force and effect as a continuing security for the Secured Obligations unless and until discharged by the Security Agent.  No part of the Security from time to time intended to be constituted by this Debenture will be considered satisfied or discharged by any intermediate payment, discharge or satisfaction of the whole or any part of the Secured Obligations.

22.2       Cumulative Rights

The Security created by this Debenture and the Collateral Rights shall be cumulative, in addition to and independent of every other Security which any or all of the Secured Parties may at any time hold for any or all of the Secured Obligations or any rights, powers and remedies provided by law.  No prior Security held by any Secured Party over the whole or any part of the Charged Property shall merge into the Security constituted by this Debenture.

22.3       Chargor’s Obligations

None of the obligations of the Chargor under this Debenture or the Collateral Rights shall be affected by an act, omission, matter, thing or event which, but for this Clause 22.3, would reduce, release or prejudice any of its obligations under this Debenture (without limitation and whether or not known to it or any Secured Party) including:

22.3.1       any time, waiver or consent granted to, or composition with, any Obligor or other person;

22.3.2       the release of any Obligor or any other person under the terms of any composition or arrangement with any creditor of any member of the Group;

22.3.3       the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or Security over assets of, any Obligor or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any Security;

22.3.4       any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of any Obligor or any other person;

22.3.5       any amendment (however fundamental) or replacement of a Transaction Document or any other document or Security or of the Secured Obligations;

22.3.6       any variation of the terms of the trust upon which the Security Agent holds any Transaction Security;

22.3.7       any unenforceability, illegality or invalidity of any obligation of any person under any Transaction Document or any other document or Security;

22.3.8       any insolvency or similar proceedings;

22.3.9       any claims or set-off right that the Chargor may have; or

22.3.10     any law, regulation or decree or order of any jurisdiction affecting any Obligor.

22.4       Remedies and Waivers

No failure on the part of the Security Agent to exercise, or any delay on its part in exercising, any Collateral Right shall operate as a waiver thereof, nor shall any single or partial exercise of any Collateral Right preclude any further or other exercise of that or any other Collateral Right.

22.5       No Liability

None of the Security Agent, its nominee(s) or any Receiver shall be liable by reason of (a) taking any action permitted by this Debenture or (b) any neglect or default in connection with all or any part of the Charged Property or (c) taking possession of or realising all or any part of the Charged Property, except in the case of gross negligence or wilful default upon its part (as finally judicially determined).

22.6       Partial Invalidity

If, at any time, any provision of this Debenture is or becomes illegal, invalid or unenforceable in any respect under the law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions of this Debenture under such laws nor of such provision under the laws of any other jurisdiction shall in any way be affected or impaired thereby and, if any part of the Security intended to be created by or pursuant to this Debenture is invalid, unenforceable or ineffective for any reason, that shall not affect or impair any other part of that Security.

22.7       No Prior Demand

The Security Agent shall not be obliged to make any demand of or enforce any rights or claim against any Obligor or any other person, to take any action or obtain judgment in any court against any Obligor or any other person or to make or file any proof or claim in a liquidation, bankruptcy or insolvency of any Obligor or any other person or to enforce or seek to enforce any other Security in respect of any or all of the Secured Obligations before exercising any Collateral Right.

22.8       Deferral of rights

Until the occurrence of the Release Date, the Chargor will not (unless the Security Agent otherwise directs) exercise any rights which it may have by reason of performance by it of its obligations under this Debenture:

22.8.1       to be indemnified by any Obligor;

22.8.2       to claim any contribution from any guarantor of any Obligor’s obligations under any or all of the Transaction Documents; and/or

22.8.3       to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Secured Parties under the Transaction Documents or of any other guarantee or Security taken pursuant to, or in connection with, the Transaction Documents by any Secured Party.

22.9       Settlement conditional

Any settlement, discharge or release hereunder in relation to the Chargor or all or any part of the Charged Property shall be conditional upon no Security or payment by any or all of the Obligors to, or recovery from any or all of the Obligors by, any or all of the Secured Parties being avoided or reduced by virtue of any bankruptcy, insolvency, liquidation or similar laws of general application or any similar event or for any other reason and shall in those circumstances be void.

23.         RELEASE OF SECURITY

23.1       Redemption of Security

After the occurrence of the Release Date, the Security Agent shall, at the request (with reasonable notice) and cost of the Chargor, release and cancel the Security constituted by this Debenture and procure the reassignment to the Chargor of the property and assets assigned to the Security Agent pursuant to this Debenture (to the extent not otherwise sold, assigned or otherwise disposed of or applied in accordance with this Debenture), in each case subject to Clauses 23.2 (Avoidance of Payments) and 22.9 (Settlement conditional) and without recourse to, or any representation or warranty by, the Security Agent or any of its nominees.

23.2       Avoidance of Payments

If the Security Agent considers that any amount paid or credited to or recovered by any Secured Party by or from any Obligor is capable of being avoided or reduced by virtue of any bankruptcy, insolvency, liquidation or similar laws, the liability of the Chargor under this Debenture and the Security constituted by this Debenture shall continue and such amount shall not be considered to have been irrevocably paid.

24.         SUBSEQUENT SECURITY INTERESTS

If the Security Agent (acting in its capacity as security agent or trustee or otherwise) or any of the other Secured Parties at any time receives or is deemed to have received notice of any subsequent Security or other interest affecting all or any part of the Charged Property or any assignment or transfer of the Charged Property which is prohibited by the terms of this Debenture or any Transaction Document, all payments thereafter by or on behalf of any or all of the Obligors to the Security Agent (whether in its capacity as security agent or trustee or otherwise) or any of the other Secured Parties shall be treated as having been credited to a new account of the Security Agent or, as the case may be, that other Secured Party and not as having been applied in reduction of the Secured Obligations as at the time when (or at any time after) the Security Agent or any other Secured Party received such notice of such subsequent Security or other interest or such assignment or transfer.

25.         CURRENCY CONVERSION AND INDEMNITY

25.1       Currency Conversion

For the purpose of or pending the discharge of any of the Secured Obligations the Security Agent may convert any money received, recovered or realised or subject to application by it under this Debenture from one currency to another, as the Security Agent may think fit, and any such conversion shall be effected at the Security Agent’s spot rate of exchange (or, if so such spot of exchange is quoted by the Security Agent, such other rate of exchange as may be available to the Security Agent) for the time being for obtaining such other currency with such first-mentioned currency.

25.2       Currency Indemnity

If any sum (a “Sum”) owing by the Chargor under this Debenture or any order or judgment given or made in relation to this Debenture has to be converted from the currency (the “First Currency”) in which such Sum is payable into another currency (the “Second Currency”) for the purpose of:

25.2.1       making or filing a claim or proof against the Chargor;

25.2.2       obtaining an order or judgment in any court or other tribunal;

25.2.3       enforcing any order or judgment given or made in relation to this Debenture; or

25.2.4       applying the Sum in satisfaction of any of the Secured Obligations,

the Chargor shall indemnify the Security Agent from and against any loss suffered or incurred as a result of any discrepancy between (a) the rate of exchange used for such purpose to convert such Sum from the First Currency into the Second Currency and (b) the rate or rates of exchange available to the Security Agent at the time of such receipt or recovery of such Sum.

26.         COSTS, EXPENSES AND INDEMNITY

26.1       Costs and expenses

The Chargor shall, on demand of the Security Agent, reimburse the Security Agent on a full indemnity basis for all costs and expenses (including legal fees and any value added tax) incurred by the Security Agent in connection with (a) the execution of this Debenture or otherwise in relation to this Debenture, (b) the perfection or enforcement of the Security constituted by this Debenture and/or (c) the exercise of any Collateral Right, together with interest from the date such costs and expenses were incurred to the date of reimbursement of the same by the Chargor, calculated in accordance with the provisions of the Facility Agreement (applying mutatis mutandis as if the same were an Unpaid Sum thereunder).

26.2       Stamp taxes

The Chargor shall pay all stamp, registration and other Taxes to which this Debenture, the Security contemplated in this Debenture and/or any judgment given in connection with this Debenture is, or at any time may be, subject and shall, from time to time, indemnify the Security Agent on demand against any liabilities, costs, claims and/or expenses resulting from any failure to pay or delay in paying any such Tax.

26.3       Indemnity

The Chargor shall, notwithstanding any release or discharge of all or any part of the Security constituted by this Debenture, indemnify the Security Agent and each other Secured Party (through the Security Agent), their respective agents, attorneys and any Receiver against any action, proceeding, claims, losses, liabilities and costs which it may sustain as a consequence of any breach by the Chargor of the provisions of this Debenture, the exercise or purported exercise of any of the rights and powers conferred on any of them by this Debenture or otherwise relating to the Charged Property or any part thereof.

27.         PAYMENTS FREE OF DEDUCTION

All payments to be made to the Security Agent under this Debenture shall be made free and clear of and without deduction for or on account of Tax unless the Chargor is required to make such payment subject to the deduction or withholding of Tax, in which case the sum payable by the Chargor in respect of which such deduction or withholding is required to be made shall be increased to the extent necessary to ensure that, after the making of such deduction or withholding, the person on account of whose liability to Tax such deduction or withholding has been made receives and retains (free from any liability in respect of any such deduction or withholding) a net sum equal to the sum which it would have received and so retained had no such deduction or withholding been made or required to be made.

28.         DISCRETION AND DELEGATION

28.1       Discretion

Any liberty or power which may be exercised or any determination which may be made under this Debenture by the Security Agent or any Receiver may, subject to the terms and conditions of the Facility Agreement, be exercised or made in its absolute and unfettered discretion without any obligation to give reasons.

28.2       Delegation

Each of the Security Agent and any Receiver shall have full power to delegate (either generally or specifically) the powers, authorities and discretions conferred on it by this

Debenture (including without limitation the power of attorney under Clause 20 (Power of Attorney)) on such terms and conditions as it shall see fit which delegation shall not preclude any subsequent exercise, any subsequent delegation or any revocation of such power, authority or discretion by the Security Agent or any Receiver.

29.         SET-OFF

The Security Agent may set off any matured obligation due from the Chargor under any or all of the Transaction Documents (to the extent beneficially owned by the Security Agent) against any matured obligation owed by the Security Agent to the Chargor, regardless of the place of payment, booking branch or currency of either obligation.  If such obligations are in different currencies, the Security Agent may convert either obligation at a market rate of exchange in its usual course of business for the purpose of such set-off.

30.         CHANGES TO PARTIES

30.1       Successors

This Debenture shall be binding upon and enure to the benefit of each party hereto and its and/or any subsequent successors and permitted assigns and transferees.  Without prejudice to the foregoing, this Debenture shall remain in effect despite any amalgamation or merger (however effected) relating to the Security Agent; and references to the Security Agent herein shall be deemed to include any person who, under the laws of its jurisdiction of incorporation or domicile, has assumed the rights and obligations of the Security Agent under this Debenture or to which, under such laws, those rights and obligations have been transferred.

30.2       No Assignment or Transfer by the Chargor

The Chargor may not assign or transfer any or all of its rights (if any) and/or obligations under this Debenture.

30.3       Assignment and Transfer by Security Agent to Successor

The Security Agent may:

30.3.1       assign all or any of its rights under this Debenture; and

30.3.2       transfer all or any of its obligations (if any) under this Debenture,

to any successor Security Agent in accordance with the provisions of the Security Trust Deed provided that it is acknowledged that such transfer shall not in any way prejudice the priority of the Security constituted by this Debenture (which shall be assigned to such successor Security Agent pursuant to the terms of the Security Trust Deed).  Upon such assignment and transfer taking effect, the successor Security Agent shall be and be deemed to be acting as security agent and trustee for the Secured Parties for the purposes of this Debenture and in place of the former Security Agent.

30.4       Assignment by other Secured Parties

Each Secured Party (other than the Security Agent) may assign all or any of its rights under this Debenture (whether direct or indirect).  The Chargor irrevocably and unconditionally confirms that:

30.4.1       it consents to any assignment or transfer by any Secured Party of its rights and/or obligations made in accordance with the provisions of the applicable Transaction Documents;

30.4.2       it shall continue to be bound by the terms of this Debenture, notwithstanding any such assignment or transfer; and

30.4.3       the assignee or transferee of such Secured Party shall acquire an interest in this Debenture upon such assignment or transfer taking effect.

30.5       Disclosure

The Chargor agrees to any disclosure of any information made in accordance with clause 23.9 (Disclosure of information) of the Facility Agreement.

31.         AMENDMENTS AND WAIVERS

Any provision of this Debenture may be amended or waived only by agreement in writing between the Chargor and the Security Agent.

32.         PERPETUITY PERIOD

The perpetuity period under the rule against perpetuities, if applicable to this Debenture, shall be the period of eighty years from the date of the Facility Agreement.

33.         NOTICES

The provisions of Clause 30 (Notices) of the Facility Agreement (in the form subsisting as at the date of this Debenture) shall apply to this Debenture mutatis mutandis.

34.         COUNTERPARTS

This Debenture may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

35.         GOVERNING LAW

This Debenture is governed by the laws of Hong Kong.

36.         JURISDICTION

36.1       Hong Kong Courts

The courts of Hong Kong have exclusive jurisdiction to settle any dispute (a “Dispute”) arising out of, or connected with this Debenture (including a dispute regarding the existence, validity or termination of this Debenture or the consequences of its nullity).

36.2       Convenient Forum

The parties hereto agree that the courts of Hong Kong are the most appropriate and convenient courts to settle Disputes between them and, accordingly, that they will not argue to the contrary.

36.3       Exclusive Jurisdiction

This Clause 36 (Jurisdiction) is for the benefit of the Security Agent only.  As a result and notwithstanding Clause 36.1 (Hong Kong Courts), nothing herein shall prevent the

Security Agent from taking proceedings relating to a Dispute in any other courts with jurisdiction.  To the extent allowed by law the Security Agent may take concurrent proceedings in any number of jurisdictions.

36.4       Service of process

Without prejudice to any other mode of service allowed under any relevant law, the Chargor:

36.4.1       irrevocably appoints International Petroleum Services Corporation Limited of 1/F., Sunning Plaza, 10 Hysan Avenue, Causeway Bay, Hong Kong as its agent for service of process in relation to any proceedings before the Hong Kong courts in connection with this Debenture; and

36.4.2       agrees that failure by a process agent to notify the Chargor of any process will not invalidate the proceedings concerned.

36.5       Waiver of immunity

The Chargor waives generally all immunity it or its assets or revenues may otherwise have in any jurisdiction, including immunity in respect of:

36.5.1       the giving of any relief by way of injunction or order for specific performance or for the recovery of assets or revenues; and/or

36.5.2       the issue of any process against its assets or revenues for the enforcement of a judgment or, in an action in rem, for the arrest, detention or sale of any of its assets and revenues.

IN WITNESS WHEREOF this Debenture has been signed on behalf of the Security Agent and executed as a deed by the Chargor and is intended to be and is hereby delivered by it as a deed on the date specified above.

SCHEDULE 1

FORM OF NOTICE OF ASSIGNMENT OF INSURANCE

To:          [name of insurer under relevant Insurance Policy]

Date: [            ]

Dear Sirs,

We hereby give you notice that [name of Chargor] (the “Chargor”) has assigned, absolutely and by way of security with first-ranking priority, to [name of Security Agent] in its capacity as security trustee for and on behalf of certain creditors (the “Security Agent”, which expression shall include its subsequent successors, assigns and transferees) pursuant to a debenture entered into by the Chargor in favour of the Security Agent dated                      (as amended from time to time, the “Debenture”) all of the Chargor’s rights, title and interests under, in and to [insert details of relevant insurance policy] and all renewals and/or extensions thereof (collectively the “Policy of Insurance”), including without limitation all proceeds thereof or thereunder.

With effect from your receipt of this notice we irrevocably and unconditionally instruct you to:

1.           note the interest of the Security Agent on the Policy of Insurance;

2.           notify the Security Agent of:

(a)             any amendment, variation, cancellation, suspension, termination or expiry of the Policy of Insurance at least fourteen (14) days before such amendment, variation, cancellation, suspension, termination or expiry (as the case may be) is due to take effect;

(b)            without prejudice to paragraph 2(a), any default by any insured party under the Policy of Insurance in the payment of any premium or other sum payable by any insured party under the Policy of Insurance as soon as reasonably practicable after such default; and

(c)             any failure by any insured party under the Policy of Insurance to renew the Policy of Insurance at least fourteen (14) days prior to the expiry thereof;

3.           pay all proceeds of the Insurance Policy as follows (and that the Policy of Insurance shall contain appropriate endorsements and loss-payable clauses to such effect):

(a)             at all times prior to the service of a notice by or on behalf of the Security Agent on you to the effect that an “Event of Default” for the purposes of the Debenture has occurred or the Debenture has become enforceable (an “Enforcement Notice”), the proceeds of the Policy of Insurance shall:

(i)        (in the case where the Policy of Insurance is a third party liability insurance which provides for direct payment of the relevant proceeds to the relevant third party) be paid to such third party, unless the Chargor shall have otherwise discharged its liability to such third party in which case such proceeds shall be paid to the Chargor at the following account of the Chargor (which has been charged by the Chargor in favour of the Security Agent):  [insert details of the relevant Account] (the “Chargor Account”); or

(ii)       (in any other case) be paid to:

(1)       the Chargor at the above-mentioned account of the Chargor Account; or

(2)       if so directed by the Security Agent, the Security Agent; and

(b)                                     at all times after the service of an Enforcement Notice by or on behalf of the Security Agent on you, the proceeds of the Policy of Insurance shall:

(i)        (in the case where the Policy of Insurance is a third party liability insurance which provides for direct payment of the relevant proceeds to the relevant third party) be paid to such third party, unless we shall have otherwise discharged our liability to such third party in which case such proceeds shall be paid to the Security Agent; or

(ii)       (in any other case) be paid to the Security Agent;

4.           treat:

(a)             us as being entitled to make and deal with all claims in respect of the Policy of Insurance at all times prior to the service of an Enforcement Notice by or on behalf of the Security Agent on you, except that any settlement, waiver, discontinuance of compromise of any claim in an amount of not less than USD1,000,000 (or the equivalent thereof) shall require the prior written consent of the Security Agent; and

(b)            the Security Agent as the sole person being entitled to make and deal with any claim in respect of the Policy of Insurance (to the exclusion of us) at all times after the service of an Enforcement Notice by or on behalf of the Security Agent on you;

5.           treat us as being solely liable to perform any or all of our obligations (including without limitation the payment of any premium) under the Policy of Insurance and that the Security Agent shall not in any way be responsible or liable in respect of any such obligation or any failure by us to perform any such obligation; and

6.           disclose to the Security Agent, without further approval from us, such information regarding the Policy of Insurance as the Security Agent may from time to time request and to send it copies of all notices issued by you under the Policy of Insurance.

Neither this notice nor any of the instructions contained herein may be revoked or varied without the prior written consent of the Security Agent.

Please acknowledge receipt of this notice and your agreement to the terms hereof by signing the acknowledgement on a copy of this notice and returning it to the Security Agent at [       ] marked for the attention of [    ].

This notice and/or the acknowledgment hereto may be executed in any number of counterparts, and this has the same effect as if signatures on such counterparts were on a single copy of this letter and the acknowledgment hereto.

This notice is governed by the laws of Hong Kong.

Yours faithfully,

For and on behalf of
[Chargor]

Acknowledgment

To:          [insert name of Security Agent] as Security Agent

[name of Chargor] (the “Chargor”)

We acknowledge receipt of a notice (the “Notice”) in the terms set out above from the Chargor and confirm that we have not received notice of any previous assignments or charges of or over any of the rights, title and interests and benefits under, in or to the Policy of Insurance or any proceeds thereof or thereunder and that we consent to the assignment referred to in the Notice and that we will comply with the terms of the Notice.  Unless otherwise defined herein, terms and expressions defined in the Notice shall have the same meaning herein.

Without prejudice to the foregoing, we further confirm and agree that:

1.           no amendment, variation, cancellation, suspension, termination or expiry of the Policy of Insurance (as defined in the Notice) shall be effective unless we have given the Security Agent at least fourteen (14) days prior written notice thereof;

2.           the Policy of Insurance has been endorsed with appropriate endorsements and loss-payee clauses to the effect of paragraph 3 of the Notice;

3.           the Security Agent shall not be liable for the payment of any premium or other sum payable in connection with, or for any obligation of any insured party under or in connection with, the Policy of Insurance;

4.           the Policy of Insurance shall not be invalidated or prejudiced as against a mortgagee or security holder (including without limitation the Security Agent) by any misrepresentation, act, omission, neglect or failure to make disclosure on the part of any insured person or its agents or any tenant, lessee, licensee or occupier of any property the subject of the Policy of Insurance or by any circumstances beyond the control of any insured party;

5.           we hereby waive any and all rights of subrogation which we may otherwise have against any or all of the Security Agent (as loss payee or otherwise), the insured parties under the Policy of Insurance and/or their respective subsidiaries, affiliates, officers and employees; and

6.           (other than any unpaid premium) we hereby waive any and all rights of set-off, deduction and/or counterclaim which we may otherwise have in respect of any insurance proceeds payable (or payable but for such right of set-off, deduction and/or counterclaim) to any insured party and/or the Security Agent (as loss-payee or otherwise) in respect of the Policy of Insurance.

This acknowledgement is governed by the laws of Hong Kong.  The Notice and this acknowledgment may be executed in any number of counterparts, and this has the same effect as if signatures on such counterparts were on a single copy of the Notice and this acknowledgment.

For and on behalf of

[insert name of relevant insurer]

By:

Dated:

SCHEDULE 2
FORM OF NOTICE OF CHARGE OF ACCOUNTS

To:          [bank, financial institution or person with whom the relevant Account(s) are maintained]

Date: [                                        ]

Dear Sirs,

We hereby give you notice that by a debenture (as amended from time to time, the “Debenture”) dated                               between (1) [name of Chargor] (the “Chargor”) and (2) [name of Security Agent] as security trustee (the “Security Agent” which expression shall include its successors, assigns and transferees), the Chargor has charged to the Security Agent all of the Chargor’s right, title and interest in and to each of the accounts maintained with you listed below (including any replacement, renewal or re-designation thereof) and all monies standing to the credit of such account(s) from time to time (the “Charged Account(s)”).

NAME OF ACCOUNT	ACCOUNT NUMBER
[ • ]	[ • ]

With effect from the date of your receipt of this notice, the terms and conditions of any or all of the Charged Account(s) (and the rights of the Chargor relating thereto) may not be varied or waived without the Security Agent’s consent.

With effect from the time when you receive a notice from the Security Agent to the effect that a “Default” for the purposes of the Debenture has occurred and is continuing or the security created by the Debenture has become enforceable (an “Enforcement Notice”):

(a)         any existing payment instructions affecting any or all of the Charged Account(s) are to be terminated and all payments and communications in respect of any or all of the Charged Account(s) should be made, or sent, to the Security Agent or as it shall direct; and

(b)         all rights, interests and benefits whatsoever accruing to or for the benefit of the Chargor arising from any or all of the Charged Account(s) belong to the Security Agent.

The Chargor hereby irrevocably authorises and instructs you, with effect from your receipt of an Enforcement Notice from the Security Agent:

(i)          to hold all sums from time to time standing to the credit in the Charged Account(s) to the order of the Security Agent;

(ii)         to pay, transfer or release all or any part of the sums from time to time standing to the credit of the Charged Account(s) in accordance with (and only in accordance with) the written instructions of the Security Agent at any time or times (to the exclusion of the Chargor);

(iii)        to comply with the terms of any written notice or instructions in any way relating to, or purporting to relate to, the Debenture, the sums standing to the credit of the Charged Account(s) from time to time or the debts represented thereby which you receive at any time from the Security Agent without any reference to or further authority from the Chargor and without any enquiry by you as to the justification for or validity of such notice or instruction; and

(iv)        not to comply with the terms at any written notice or instructions in any way relating to, or purporting to relate to, the Debenture, the sums standing to the credit of the Charged Account(s) from time to time or the debts represented thereby which you receive from any other person (including the Chargor) other than the Security Agent.

We also hereby irrevocably authorise and instruct you to disclose to the Security Agent without any reference to or further authority from us and without any enquiry by you as to the justification of such disclosure, such information relating to any or all of the Charged Account(s) and the sums therein as the Security Agent may at any time and from time to time request.

Neither this notice nor any of the instructions herein may be revoked or varied without the prior written consent of the Security Agent.

Without prejudice to the validity of this notice and the instructions contained herein, please acknowledge receipt of this notice and your agreement to the terms hereof by signing the acknowledgement on a copy of this notice and returning it to the Security Agent at [       ] marked for the attention of [    ].

This notice and/or the acknowledgment hereto may be executed in any number of counterparts, and this has the same effect as if signatures on such counterparts were on a single copy of this letter and the acknowledgment hereto.

This notice is governed by the laws of Hong Kong.

Yours faithfully

for and on behalf of
[Chargor]

Acknowledgment

To:          [name of Security Agent] as Security Agent

[name of Chargor] (the “Chargor’)

Date:       [           ]

At the request of the Chargor we acknowledge receipt of the notice of charge from the Chargor dated [•] (the “Notice”) in respect of the Charged Account(s).  Unless otherwise defined herein, terms and expressions herein shall have the meaning ascribed to them in the Notice.

We confirm that:

(i)          we consent to the charge over the Charged Account(s) referred to in the Notice.  We accept the instructions and authorisations contained in the Notice and we undertake to act in accordance with the terms of the Notice;

(ii)         the balance standing to each of the Charged Account(s) at today’s date is as follows [   •   ];

(iii)        no fees or periodic charges are payable in respect of any of the Charged Account(s) and there are no restrictions on (a) the payment of the credit balance on any of the Charged Account(s) (except, in the case of a time deposit, the expiry of the relevant period) or (b) the assignment or charge of the Charged Account(s) to the Security Agent or any third party;

(iv)        we have not received notice of any previous assignments of, charges over or trusts in respect of, any of the Charged Account(s) and we will not, without the Security Agent’s prior written consent (a) exercise any right of combination, consolidation or set-off which we may have in respect of any of the Charged Account(s) or (b) amend or vary any rights attaching to any of the Charged Account(s);

(v)         with effect from our receipt of an Enforcement Notice from the Security Agent, we will act only in accordance with the instructions given by persons authorised by the Security Agent in respect of any or all of the Charged Account(s);

(vi)        we shall send all statements and other notices given by us relating to the Charged Account(s) to the Security Agent as well as to the Chargor; and

(vii)       at all times after we receive an Enforcement Notice from the Security Agent, we shall not permit any amount to be withdrawn from any of the Charged Account(s) without the prior written consent of the Security Agent.

The Notice and this acknowledgment may be executed in any number of counterparts, and this has the same effect as if signatures on such counterparts were on a single copy of the Notice and this acknowledgment.

This acknowledgment is governed by the laws of Hong Kong.

For and on behalf of

[                                    ]

SCHEDULE 3
PARTICULARS OF THE SHARES

Beneficial owner	Shares (ordinary shares of HK$1.00 each in the issued capital of the Company)	Registered holder
Superport Limited	250,000	Superport Limited

SCHEDULE 4

FORM OF SHARE TRANSFER

[                    ] (the “Company”)

SHARE TRANSFER FORM

We, [          ] (the “Transferor”), for good and valuable consideration received by us from

[leave blank]

(the “Transferee”), do hereby:

1.                                       transfer to the Transferee [leave blank]

share(s) (the “Shares”) standing in our name in the register of the Company to hold unto the Transferee, his executors, administrators and assigns, subject to the several conditions on which we held the same at the time of execution of this Share Transfer Form; and

2.                                       consent that our name remains on the register of the Company until such time as the Company enters the Transferee’s name in the register of the Company.

And we, as Transferee, do hereby agree to take the Shares subject to the same conditions.

As Witness Our Hands

Signed by the Transferor on	)
in the presence of:	)

Witness

Signed by the Transferee on	)
in the presence of:	)

Witness

SCHEDULE 5

FORM OF ACKNOWLEDGMENT FROM NOMINEE

To:                              [the Security Agent] (the “Security Agent”, which expression shall include its successors, assigns and transferees)

Dear Sirs,

At the request of [              ] (the “Chargor”), I/we hereby:

1.                             warrant and confirm that I am/we are the registered holder(s) of [insert number and description of relevant Investments] in [                  ] (the “Share[s]”) and am/are holding the Share[s] as nominee for and on behalf of the Chargor;

2.                             acknowledge that the Chargor has, pursuant to a debenture (as amended from time to time, the “Debenture”) dated                      by the Chargor in favour of the Security Agent, charged the Share[s] in favour of you as security upon the terms and conditions specified therein;

3.                             undertake that I/we shall, upon and at all times after the security constituted by the Debenture in respect of the Share[s] becomes enforceable, hold the Share[s] on trust for you (or any other person whom you may nominate);

4.                             undertake that I/we shall, upon and at all times after the security constituted by the Debenture in respect of the Share[s] becomes enforceable, transfer the legal title in the Share[s] to you (or any other person whom you may nominate) and do all acts and execute all documents as may be necessary and/or as you may require for such purpose; and

5.                             irrevocably and unconditionally appoint each of you and any Receiver (as defined in the Debenture) severally, upon and after the occurrence of an Event of Default (as long as any Event of Default is continuing) to be my/our attorney on the terms of Clause 20 (Power of Attorney) of the Debenture (applying mutatis mutandis) as if I was/we were the Chargor, and undertake to execute such further powers of attorney in such form as you may reasonably require from time to time.

This acknowledgment is governed by and shall be construed in accordance with the laws of Hong Kong.

Dated:

IN WITNESS WHEREOF this deed has been executed the day and year above written.

[in the case where the relevant nominee is a company incorporated in Hong Kong or that has a seal]

THE COMMON SEAL of	)
[relevant nominee]	)
was hereunto affixed in the presence of:	)

Signature
Name

Signature
Name

[in the case where the relevant nominee is a company incorporated outside Hong Kong without a seal]

SIGNED, SEALED and DELIVERED by	)
[insert name of relevant signatory]	)
for and on behalf of	)	L.S.
[insert name of relevant nominee]	)
in the presence of:	)

Signature of witness
Name of witness
Address of witness

Occupation of witness

[in the case where the relevant nominee is an individual]

SIGNED, SEALED and DELIVERED by	)
[insert name of relevant nominee] in the	)	L.S.
presence of:	)

Signature of witness
Name of witness
Address of witness

Occupation of witness

SCHEDULE 6

FORM OF LETTER OF RESIGNATION

To:	The Board of Directors
[ ] (the “Company”)
[insert address of registered office of the Company]

Date:	[to be left blank]

Dear Sirs,

Resignation

I hereby tender my unconditional and irrevocable resignation as a director of the Company with effect from the date of this letter.  I confirm that:

1.                             I have no claims whatsoever against the Company or any of its subsidiaries or associated companies (if any) on any account (whether for loss of office, for accrued remuneration or for fees or otherwise howsoever); and

2.                             there is no outstanding agreement or arrangement with the Company or any of its subsidiaries or associated companies (if any) under which the Company or any of such subsidiaries or associated companies has or would have any obligation to me whether now or in the future or under which I would derive any benefit.

This letter is governed by and shall be construed in accordance with the laws of Hong Kong.

IN WITNESS WHEREOF this deed has been executed the day and year above written.

SIGNED, SEALED and DELIVERED by	)
[insert name of relevant director] in the	)	L.S.
presence of:	)

Signature of witness
Name of witness
Address of witness

Occupation of witness

SCHEDULE 7

FORM OF WRITTEN RESOLUTIONS

[                      ] (the “Company”)

WRITTEN RESOLUTIONS OF THE BOARD OF DIRECTORS OF [        ]

Dated:   [to be left blank]

IT IS RESOLVED THAT:

1.                             each of the following transfers of the shares in the Company be approved and that, upon the delivery to any director of the Company of a duly completed instrument of transfer in respect of any of the following transfers, the name of the relevant transferee be entered forthwith in the register of members of the Company in respect of the relevant shares so transferred and that new share certificates in respect of such shares be issued forthwith to such transferee in accordance with the Articles of Association of  the Company:

[to be left blank]

2.                             each of the following persons be appointed as an additional director of the Company with immediate effect:

[to be left blank]

3.                             the resignation of the following persons as directors of the Company be accepted with immediate effect:

[to be left blank]

4.                             the above changes in directorships of the Company be notified to [each relevant registry] as soon as shall be practicable and that any director or the secretary of the Company be authorised to sign and deliver any relevant return in connection therewith.

[all the directors of the Company to state their names and sign]

SCHEDULE 8

FORM OF LETTER OF UNDERTAKING AND AUTHORISATION

To:                                       [the Security Agent] as Security Agent (including its successors, assigns and transferees)

Dear Sirs,

Debenture dated                                  by [         ] in favour of DB Trustees (Hong Kong) Limited as Security Agent (as amended from time to time, the “Debenture”)

I hereby unconditionally and irrevocably:

1.                             undertake to procure, to the extent of my powers as a director of [           ] (the “Company”), that any or all of the shares in the Company which are charged to you pursuant to the Debenture shall upon your request at any time after the security constituted by the Debenture shall have become enforceable in accordance with its terms be promptly registered in the name of yourself or (at your request) any person(s) whom you may nominate;

2.                             authorise each of you and any other person(s) authorised by you severally to complete, date and put into effect:

(a)                        the attached letter of resignation signed by me;

(b)                       the attached written resolutions of the board of directors of the Company signed by me[; and

(c)                        any other document signed by me and delivered pursuant to Clause 5.7 (Investments:  Delivery of Documents of Title) of the Debenture,

at any time after the security constituted by the Debenture shall have become enforceable in accordance with its terms.

This letter is governed by and shall be construed in accordance with the laws of Hong Kong.

Dated:

IN WITNESS WHEREOF this deed has been executed the day and year above written.

SIGNED, SEALED and DELIVERED by	)
[insert name of relevant director] in the	)	L.S.
presence of:	)

Signature of witness
Name of witness
Address of witness

Occupation of witness

EXECUTION

THE CHARGOR

SIGNED, SEALED AND DELIVERED	)
as a DEED for and on behalf of	)
and EXECUTED AS A DEED by	)	L.S
SUPERPORT LIMITED	)
by	)
)
in the presence of:	)

Signature of witness

Name:

Address:

Address:

Telephone:	+86-22-6635-1185

Fax:	+86-22-6635-1181

Attention:	Mr Liu Qingzeng

SIGNATURE PAGE TO THE HOLDCO DEBENTURE

The Security Agent

SIGNED for and on behalf of	)
DB TRUSTEES (HONG KONG) LIMITED	)
By:	)
)

Address:	48/F, Cheung Kong Center, 2 Queen’s Road Central, Hong Kong

Fax:	+852 2203 7320/7323

Attention:	Managing Director

SIGNATURE PAGE TO THE HOLDCO DEBENTURE